Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into this [•] day of [•], 2024, by and between Stone Point Credit Income Fund, a Delaware statutory trust (the “Fund”), on behalf of itself, its Subsidiaries (as defined in Section 1(h) below), and [Indemnitee] (the “Indemnitee”).

WHEREAS, it is essential to the Fund that it be able to retain and attract as trustees the most capable persons available;

WHEREAS, increased corporate litigation has subjected trustees to litigation risks and expenses, and the limitations on the availability of trustees and officers liability insurance have made it increasingly difficult to attract and retain such persons;

WHEREAS, the Fund’s declaration of trust provides that the Fund may indemnify its trustees to the fullest extent permitted by law;

WHEREAS, the Fund desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or continuing as a trustee of the Fund.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Fund and Indemnitee do hereby covenant and agree as follows:

1.              Definitions.

(a)            “1940 Act” means the Investment Company Act of 1940, as amended.

(b)            “Corporate Status” describes the status of a person who is serving or has served (i) as a trustee of the Fund or (ii) as a trustee of any other Entity at the request of the Fund. For purposes of subsection (ii) of this Section 1(b), if Indemnitee is serving or has served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of a Subsidiary (as defined below), Indemnitee shall be deemed to be serving at the request of the Fund. If Indemnitee is an officer of the Fund, Corporate Status shall not include actions taken by Indemnitee in any capacity other than as a trustee (except as provided in subsection (ii) of this definition).

(c)            “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(d)            “Expenses” shall mean all reasonable and out-of-pocket fees, costs and expenses incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 11 and 12(c)), fees and disbursements of expert witnesses, private investigators, professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(e)            “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a).

(f)            “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(g)            “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 11 to enforce Indemnitee’s rights hereunder.

(h)            “Subsidiary” shall mean any Entity of which the Fund owns (either directly or through or together with another Subsidiary of the Fund) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, and/or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

2.              Services of Indemnitee. In consideration of the Fund’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a trustee of the Fund. However, this Agreement shall not impose any obligation on Indemnitee or the Fund to continue Indemnitee’s service to the Fund beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.              Agreement to Indemnify. The Fund agrees to indemnify Indemnitee as follows:

(a)            Proceedings Other Than by or in the Right of the Fund. Subject to the exceptions contained in Section 4(a) and in a manner consistent with applicable law, including the 1940 Act, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Fund) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Fund against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”). Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification under this Section 3(a) for liability which arose as a result of Indemnitee’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

(b)            Proceedings by or in the Right of the Fund. Subject to the exceptions contained in Section 4(b) and in a manner consistent with applicable law, including the 1940 Act, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Fund by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Fund against all Indemnifiable Expenses. Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification under this Section 3(b) for liability which arose as a result of Indemnitee’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

(c)            Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Delaware law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5, and the Fund shall have the burden of rebutting that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption in a manner consistent with the 1940 Act.

4.              Exceptions to Indemnification. Subject to Section 20, Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances and with respect to each and every specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen, except as follows:

(a)            Proceedings Other Than by or in the Right of the Fund. If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Fund, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder to the extent that they arise out of such claim, issue or matter.

(b)            Proceedings by or in the Right of the Fund. If indemnification is requested under Section 3(b) and

(i)              it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Fund, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder to the extent that they arise out of such claim, issue or matter;

(ii)             it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Fund with respect to such specific claim, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the district court or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses that such court shall deem proper; or

(iii)            it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Fund for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Fund pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.

(c)            Insurance Proceeds. To the extent payment is actually made to Indemnitee under a valid and collectible insurance policy maintained at the expense of the Fund in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess of such Indemnifiable Amounts beyond the amount of payment under such insurance.

5.              Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Fund a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 and the basis for the claim. The Fund shall pay such Indemnifiable Amounts to Indemnitee promptly, but in no event later than thirty (30) calendar days after receipt of such request. At the request of the Fund, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6.              Indemnification for Expenses of a Party Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Fund shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

7.              Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Fund to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

8.              Agreement to Advance Expenses; Undertaking. In a manner consistent with applicable law, including the 1940 Act, the Fund shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Fund, in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status within ten (10) calendar days after the receipt by the Fund of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. To the extent required by Delaware law and the 1940 Act, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

9.              Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Fund a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses.

10.            Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

11.            Remedies of Indemnitee.

(a)            Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 and the Fund fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the district court to enforce the Fund’s obligations under this Agreement.

(b)            Burden of Proof. In any judicial proceeding brought under Section 11(a), the Fund shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c)            Expenses. In a manner consistent with applicable law, including the 1940 Act, the Fund agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a), or in connection with any claim or counterclaim brought by the Fund in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action, except to the extent that it has been finally adjudicated by a court of competent jurisdiction that such reimbursement would be unlawful.

(d)            Failure to Act Not a Defense. The failure of the Fund (including its Board of Trustees or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a), and shall not create a presumption that such payment or advancement is not permissible.

12.            Defense of the Underlying Proceeding.

(a)            Notice by Indemnitee. Indemnitee agrees to notify the Fund promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Fund’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b)            Defense by Fund. Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c), the Fund shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Fund shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a). The Fund shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a) or pursuant to Section 20.

(c)            Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 12(b), if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue that may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Fund, or (iii) if the Fund fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Fund. In addition, if the Fund fails to comply with any of its obligations under this Agreement or in the event that the Fund or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Fund, to represent Indemnitee in connection with any such matter and the Expenses incurred by Indemnitee in any such matter shall constitute Indemnifiable Expenses.

13.            Representations and Warranties of the Fund. The Fund hereby represents and warrants to Indemnitee as follows:

(a)            Authority. The Fund has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Fund.

(b)            Enforceability. This Agreement, when executed and delivered by the Fund in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

14.            Insurance. The Fund will use its reasonable best efforts to acquire trustees and officers liability insurance, on terms and conditions deemed appropriate by the Board of Trustees, with a reputable insurance company providing Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall have Corporate Status, Indemnitee shall be named as an insured in all policies of trustee and officer liability insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Fund’s officers and trustees. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Fund has trustee and officer liability insurance in effect, the Fund shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Fund shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

15.            Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, any governing documents of the Fund or any other agreement, vote of shareholders or trustees (or a committee of trustees), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a trustee of the Fund.

16.            Successors. This Agreement shall be (a) binding upon all successors and assigns of the Fund (including any transferee of all or a substantial portion of the business, stock and/or assets of the Fund and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

17.            Subrogation.

(a)            [The Fund hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Stone Point Credit Income Adviser LLC, and certain of its affiliates (collectively, the “Stone Point Indemnitors”). The Fund hereby agrees (i) that, as between the Fund and the Stone Point Indemnitors, the Fund is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Stone Point Indemnitors to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that the Fund shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of Indemnifiable Amounts to the extent legally permitted and as required by the terms of this Agreement and any governing documents of the Fund (or any other agreement between the Fund and Indemnitee), without regard to any rights Indemnitee may have against the Stone Point Indemnitors, and (iii) that the Fund irrevocably waives, relinquishes and releases the Stone Point Indemnitors from any and all claims against the Stone Point Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Fund further agrees that no advancement or payment by the Stone Point Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Fund shall affect the foregoing and the Stone Point Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Fund. The Fund and Indemnitee agree that the Stone Point Indemnitors are express third-party beneficiaries of the terms of this Section 17(a).]

(b)            In the event of any payment of Indemnifiable Amounts under this Agreement, the Fund shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Fund, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Fund to bring suit to enforce such rights.

18.            Change in Law. To the extent that a change in Delaware law or the 1940 Act (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

19.            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.            Indemnitee as Plaintiff. Except as provided in Section 11(b), Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Fund, any Entity which it controls, any trustee or officer thereof, or any third party, unless the Board of Trustees of the Fund has consented to the initiation of such Proceeding or the Fund provides indemnification, in its sole discretion, pursuant to the powers vested in the Fund.

21.            Duration. This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a trustee of the Fund or as a trustee of the Fund and as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other Entity that such person is or was serving in such capacity at the request of the Fund and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to this Agreement).

22.            Modifications and Waivers; Counterparts. Except as provided in Section 18 with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Fund or to receive advancements, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.            General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged during normal business hours, and if not, the next business day after transmission, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)            If to Indemnitee, to:

[Indemnitee]

[•]

[•]

[•]

Facsimile:[•]

(ii)            If to the Fund, to:

Stone Point Credit Income Adviser LLC

20 Horseneck Lane

Greenwich, Connecticut 06830

Attention: Gene Basov, Chief Financial Officer

Email: gbasov@stonepoint.com

and

Dechert LLP

1900 K St NW,

Washington, DC 20006

Attention: William Bielefeld

Email: william.bielefeld@dechert.com

or to such other address as may have been furnished in the same manner by any party to the others.

24.            Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Fund and Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, as such agent and each such party hereby agrees to complete all actions necessary for such appointment.

25.            Joinders. Subsidiaries of the Fund may from time to time join this Agreement by signing a joinder to this Agreement. The Fund and all Subsidiaries that have joined this Agreement shall be jointly and severally liable for all obligations of the Fund under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STONE POINT CREDIT INCOME FUND

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

INDEMNITEE

[Indemnitee]

[Signature Page to Indemnification Agreement]